Exhibit 5.1

CONYERS DILL & PEARMAN PTE. LTD. 9 Battery Road #20-01 MYP Centre Singapore 049910 T +65 6223 6006 conyers.com

17 December 2024

Matter No. 1005051

WEBUY GLOBAL LTD

35 Tampines Street 92

Singapore 528880

Dear Sir/Madam,

Re: WEBUY GLOBAL LTD (the “Company”)

We have acted as special Cayman Islands legal counsel to the Company in connection with a public offering (the “Offering”) in the United States of an aggregate of (i) 5,372,792 class A ordinary shares of a par value of US$0.000000385 each (the “Class A Ordinary Shares”) of the Company (the “Offer Shares”); (ii) 15,640,447 pre-funded warrants (the “Pre-Funded Warrants”) to purchase 15,640,447 Class A Ordinary Shares exercisable at an exercise price of US$0.001 per share (the “Warrant Shares”) each as described in the Registration Statement and the Prospectus (both as defined below).

1.	DOCUMENTS REVIEWED

For the purposes of giving this opinion, we have examined and relied upon copies of the following documents:

1.1	a copy of the executed securities purchase agreement made among Orca Capital AG, Lind Global Fund II LP (collectively, the “Investors”) and the Company dated 16 December 2024 (the “SPA”);

1.2	a copy of the executed Pre-Funded Warrants issued by the Company to Orca Capital AG dated 17 December 2024;

1.3	a copy of the placement agency agreement made between the Company and D. Boral Capital LLC dated 16 December 2024 (the “Placement Agency Agreement”, together with the SPA and the Pre-Funded Warrants, the “Transaction Documents”);

1.4	a copy of the Company’s registration statement on Form F-3 (File No. 333-283356) (the “Form S-3”) filed with the Securities and Exchange Commission in the United States (“SEC”) on 20 November 2024 and declared effective by the SEC on 3 December 2024 (the “Registration Statement”); and

1.5	a copy of the prospectus contained in the Registration Statement (the “Base Prospectus”) and the prospectus supplement dated 16 December 2024 (the “Prospectus Supplement”, together with the Base Prospectus, the “Prospectus”) relating to the Offering of the Offer Shares and the Pre-Funded Warrants.

Company Registration Number: 200903993W

We have also reviewed copies of:

1.6	the written resolutions of all the directors of the Company dated 16 December 2024 (the “Resolutions”);

1.7	the second amended and restated memorandum of association (the “Memorandum of Association”) and second amended and restated articles of association of the Company adopted on 8 March 2024 (the “M&As”);

1.8	a Certificate of Good Standing issued by the Registrar of Companies in relation to the Company on 16 December 2024 (the “Certificate Date”); and

1.9	such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

2	ASSUMPTIONS

We have assumed:

2.1	the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken;

2.2	that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention;

2.3	the capacity, power and authority of each of the parties to the Transaction Documents other than the Company, to enter into and perform its respective obligations under the Transaction Documents;

2.4	the accuracy and completeness of all factual representations made in the Placement Agency Agreement, the Pre-Funded Warrants, the Registration Statement, the Prospectus and other documents reviewed by us;

2.5	that the Resolutions were passed at one or more duly convened, constituted and quorate meetings or by unanimous written resolutions, will remain in full force and effect and will not be rescinded or amended;

2.6	that the M&As and the Pre-Funded Warrants will not be amended in any manner that would affect the opinions expressed herein;

2.7	that there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein;

2.8	that on the date of entering into the Transaction Documents and the date(s) of allotment (where applicable) and issuance of any the Offer Shares, Pre-Funded Warrants and Warrant Shares (the “Securities”), the Company is, and after entering into the Transaction Documents and any such allotment and issuance of Securities the Company is and will be able to, pay its debts;

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2.9	that the issue of the Securities by the Company is in furtherance of its objects as set out in the Memorandum of Association;

2.10	that the Company will have sufficient authorized and unissued Class A Ordinary Shares to effect the issue of the Warrant at the time of issuance;

2.11	that the form and terms of any and all Securities, the issuance and sale of any Securities by the Company, and the Company’s incurrence and performance of its obligations thereunder or in respect thereof (including, without limitation, its obligations under any related agreement, indenture or supplement thereto) in accordance with the terms thereof will not violate the M&As nor any applicable law, regulation, order or decree in the Cayman Islands;

2.12	that no invitation has been or will be made by or on behalf of the Company to the public in the Cayman Islands to subscribe for any Securities, and that neither the Pre-Funded Warrants nor the Warrants Shares to be issued pursuant to the Pre-Funded Warrants will be issued to residents of the Cayman Islands;

2.13	that all necessary corporate action will be taken to authorise and approve any issuance of the Securities, the terms of any offering thereof and related matters, and that the Transaction Documents and any applicable supplements to the Prospectus, and any other purchase, underwriting or similar agreement thereto will be duly approved, executed and delivered by or on behalf of the Company and all other parties thereto;

2.14	that upon the issue of the Offer Shares or the Warrant Shares, the Company will receive consideration for the full issue price thereof which shall be equal to at least the par value of the Class A Ordinary Shares;

2.15	that the Securities to be offered and sold, will be, legal, valid, binding and enforceable against all relevant parties in accordance with their terms pursuant to the applicable governing law and jurisdiction (except to the extent that we expressly opine herein on matters of Cayman Islands law);

2.16	that neither the Company nor any of its shareholders is a sovereign entity of any state and none of them is a subsidiary, direct or indirect, of any sovereign entity or state;

2.17	the issuance and sale of and payment for the Securities will be in accordance with the Transaction Documents and any other purchase, underwriting or similar agreement duly approved by the board of directors of the Company and/or, where so required, the shareholders of the Company, and the Registration Statement (including the Prospectus, any post-effective amendment thereto and any Prospectus Supplement);

2.18	there is no contractual or other prohibition or restriction (other than as arising under Cayman Islands law) binding on the Company prohibiting or restricting it from entering into and performing its obligations under the Registration Statement and the Transaction Documents;

2.19	the Company has not taken any action to appoint a restructuring officer;

2.20	the validity and binding effect under the laws of the United States of America of the Registration Statement and the Prospectus and that the Registration Statement will be duly filed with or declared effective by the Commission; and

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2.21	that the Prospectus, when published, will be in substantially the same form as that examined by us for purposes of this opinion.

3	QUALIFICATIONS

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the Cayman Islands. This opinion is to be governed by and construed in accordance with the laws of the Cayman Islands and is limited to and is given on the basis of the current law and practice in the Cayman Islands.

4	OPINION

On the basis of and subject to the foregoing, we are of the opinion that:

4.1	The Company is duly incorporated and existing under the laws of the Cayman Islands and, based on the Certificate of Good Standing, is in good standing as at the Certificate Date. Pursuant to the Companies Act (the “Act”), a company is deemed to be in good standing if all fees and penalties under the Act have been paid and the Registrar of Companies has no knowledge that the company is in default under the Act.

4.2	When issued and paid for as contemplated by the Resolutions and the Registration Statement and registered in the register of members of the Company, the Offer Shares will be validly issued, fully paid and non-assessable (which term when used herein means that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).

4.3	When issued and paid for as contemplated in the Resolutions, the Pre-Funded Warrants, the Registration Statement and the Prospectus and registered in the register of members of the Company, the Warrant Shares will be validly issued, fully paid and non-assessable (which term when used herein means that no further sums are required to be paid by the holders thereof in connection with the issue thereof).

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement (as an exhibit to a Report of Foreign Private Issuer on Form 6-K that is incorporated by reference in the Registration Statement) and to the references to our firm under the captions “Enforceability of Civil Liabilities” and “Legal Matters” in the Prospectus Supplement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully,

/s/ Conyers Dill & Pearman Pte. Ltd.

Conyers Dill & Pearman Pte. Ltd.

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